December 6, 2023

First Trust Exchange-Traded Fund VIII

120 East Liberty Drive

Wheaton, Illinois 60187

Re:	12b-1 Plan Extension Letter for First Trust Exchange-Traded Fund VIII (the “Trust”)

Ladies and Gentlemen:

It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the shares of each series of the above-referenced Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), comprised of various exchange-traded funds (each, a “Fund,” and, collectively, the “Funds”) set forth on Exhibit A attached hereto, which may be amended from time to time.

It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the “Plan”) pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest (“Shares”) of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund’s average daily net assets.

The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.

Very Truly Yours,

First Trust Portfolios L.P.

/s/ James M. Dykas
James M. Dykas, Chief Financial Officer, Chief Operating Officer

Agreed and Acknowledged:

First Trust Exchange-Traded Fund VIII

/s/ Derek D. Maltbie
Derek D. Maltbie, Treasurer, Chief Financial Officer and Chief Accounting Officer

Exhibit A

Funds	Dates
First Trust Exchange Traded Fund VIII
First Trust Income Opportunities ETF	12/31/2024
First Trust Flexible Municipal High Income ETF	12/31/2024
First Trust TCW Opportunistic Fixed Income ETF	12/31/2024
First Trust TCW Unconstrained Plus Bond ETF	12/31/2024
First Trust Low Duration Strategic Focus ETF	12/31/2024
FT Cboe Vest U.S. Equity Buffer ETF – August	12/31/2024
FT Cboe Vest U.S. Equity Deep Buffer ETF – August	12/31/2024
FT Cboe Vest U.S. Equity Buffer ETF – November	12/31/2024
FT Cboe Vest U.S. Equity Deep Buffer ETF – November	12/31/2024
First Trust Active Factor Large Cap ETF	12/31/2024
First Trust Active Factor Mid Cap ETF	12/31/2024
First Trust Active Factor Small Cap ETF	12/31/2024
FT Cboe Vest U.S. Equity Buffer ETF – February	12/31/2024
FT Cboe Vest U.S. Equity Deep Buffer ETF – February	12/31/2024
First Trust TCW Securitized Plus ETF	12/31/2024
FT Cboe Vest U.S. Equity Buffer ETF – May	12/31/2024
FT Cboe Vest U.S. Equity Deep Buffer ETF – May	12/31/2024
First Trust Multi-Manager Large Growth ETF	12/31/2024
FT Cboe Vest U.S. Equity Buffer ETF – June	12/31/2024
FT Cboe Vest U.S. Equity Deep Buffer ETF – June	12/31/2024
FT Cboe Vest U.S. Equity Buffer ETF – July	12/31/2024
FT Cboe Vest U.S. Equity Deep Buffer ETF – July	12/31/2024
FT Cboe Vest Fund of Buffer ETFs	12/31/2024
FT Cboe Vest U.S. Equity Buffer ETF – September	12/31/2024
FT Cboe Vest U.S. Equity Deep Buffer ETF – September	12/31/2024
FT Cboe Vest U.S. Equity Buffer ETF – October	12/31/2024
FT Cboe Vest U.S. Equity Deep Buffer ETF – October	12/31/2024
FT Cboe Vest U.S. Equity Buffer ETF – December	12/31/2024
FT Cboe Vest U.S. Equity Deep Buffer ETF – December	12/31/2024
FT Cboe Vest Nasdaq-100® Buffer ETF – December	12/31/2024
FT Cboe Vest International Equity Buffer ETF – December	12/31/2024
FT Cboe Vest U.S. Equity Buffer ETF – January	12/31/2024
FT Cboe Vest U.S. Equity Deep Buffer ETF – January	12/31/2024
FT Cboe Vest Fund of Deep Buffer ETFs	12/31/2024
First Trust TCW Emerging Markets Debt ETF	12/31/2024
FT Cboe Vest U.S. Equity Buffer ETF – March	12/31/2024
FT Cboe Vest U.S. Equity Deep Buffer ETF – March	12/31/2024
FT Cboe Vest International Equity Buffer ETF – March	12/31/2024
FT Cboe Vest Nasdaq-100® Buffer ETF – March	12/31/2024
FT Cboe Vest U.S. Equity Buffer ETF – April	12/31/2024
FT Cboe Vest U.S. Equity Deep Buffer ETF – April	12/31/2024

Funds	Dates
First Trust Exchange Traded Fund VIII
First Trust TCW ESG Premier Equity ETF	12/31/2024
First Trust Innovation Leaders ETF	12/31/2024
FT Cboe Vest International Equity Buffer ETF – June	12/31/2024
FT Cboe Vest Nasdaq-100® Buffer ETF – June	12/31/2024
First Trust Expanded Technology ETF	12/31/2024
FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF – June	12/31/2024
FT Cboe Vest Nasdaq-100® Buffer ETF – September	12/31/2024
FT Cboe Vest International Equity Buffer ETF – September	12/31/2024
First Trust SkyBridge Crypto Industry and Digital Economy ETF	12/31/2024
First Trust Multi-Manager Small Cap Opportunities ETF	12/31/2024
FT Cboe Vest Buffered Allocation Defensive ETF	12/31/2024
FT Cboe Vest Buffered Allocation Growth ETF	12/31/2024
FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF – December	12/31/2024
FT Cboe Vest Fund of Nasdaq-100® Buffer ETFs	12/31/2024
FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF – September	12/31/2024
FT Cboe Vest U.S. Equity Moderate Buffer ETF – January	01/12/2025
First Trust Multi-Strategy Alternative ETF	01/27/2025
FT Cboe Vest U.S. Equity Moderate Buffer ETF – February	02/10/2025
FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF – March	03/10/2025
FT Cboe Vest U.S. Equity Moderate Buffer ETF – March	03/10/2025
FT Cboe Vest U.S. Equity Moderate Buffer ETF – April	04/14/2025
FT Cboe Vest US Equity Moderate Buffer ETF – May	05/15/2025
FT Cboe Vest US Small Cap Moderate Buffer ETF – May	05/15/2025
FT Cboe Vest U.S. Equity Moderate Buffer ETF – June	06/16/2025
FT Cboe Vest U.S. Equity Moderate Buffer ETF – July	07/21/2025
FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF – July	07/21/2025
FT Cboe Vest U.S. Equity Moderate Buffer ETF – August	08/18/2025
FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF – August	08/18/2025
FT Cboe Vest U.S. Small Cap Moderate Buffer ETF – August	08/18/2025
FT Cboe Vest U.S. Equity Buffer & Premium Income ETF – September	09/08/2025
FT Cboe Vest U.S. Equity Moderate Buffer ETF – September	09/09/2025
FT Cboe Vest U.S. Equity Moderate Buffer ETF – October	09/09/2025
FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF – October	10/12/2025
FT Cboe Vest Laddered Moderate Buffer ETF	10/19/2025
FT Cboe Vest U.S. Equity Moderate Buffer ETF – November	11/06/2025
FT Cboe Vest U.S. Equity Enhance & Moderate Buffer ETF – November	11/06/2025
FT Cboe Vest U.S. Small Cap Moderate Buffer ETF – November	11/06/2025
FT Cboe Vest U.S. Equity Moderate Buffer ETF – December	12/06/2025
FT Cboe Vest U.S. Equity Buffer & Premium Income ETF – December	09/08/2025